Exhibit 10.41
Employee Restricted Stock Unit Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

1.Grant of Restricted Stock Units.
(a)Grant. IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant a Restricted Stock Unit Award consisting of the number of Restricted Stock Units (“RSUs”) stated in this Restricted Stock Unit Agreement, including any exhibit, appendix or addendum hereto (the “Agreement”). Each RSU represents the right to receive one share of common stock, $0.10 par value, of the Company (individually a “Share” and collectively the “Shares”). The Company will record on its books the grant of the RSUs to the Participant and will issue Shares upon vesting of the RSUs as provided below. This award of RSUs is subject to the terms and conditions set forth in this Agreement, the Company’s 2018 Stock Incentive Plan (the “Plan”) and the description of the Plan set forth in the Plan Prospectus. The Plan and the Plan Prospectus are provided to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan or the Plan Prospectus.
(b)Restrictive Covenant Agreements. Participant acknowledges and affirms that: (i) Participant is subject to non-competition, non-solicitation and/or confidentiality provisions set forth in one or more agreements with the Company or any of its Affiliates (including, as applicable, employment, consulting or advisory contracts; confidentiality and nondisclosure agreements; or other agreements; in each case as may be amended, supplemented or replaced from time to time) (collectively, the “Restrictive Covenant Agreements”); (ii) this RSU award is granted in consideration of Participant’s agreement to be bound by the Participant’s Restrictive Covenant Agreements; (iii) if the Company requests that Participant execute updated Restrictive Covenant Agreements, the vesting of this RSU award is conditioned on Participant’s execution and delivery of such updated Restrictive Covenant Agreements in a manner and by a date satisfactory to the Company in its sole discretion, and the failure of Participant to so execute and deliver any such requested updated Restrictive Covenant Agreement by such date will result in the immediate cancellation of, and automatic forfeiture of any rights Participant may have with respect to, this RSU award; and (iv) Participant agrees to comply with the restrictions and obligations set forth in Participant’s Restrictive Covenant Agreements.
2.Vesting and Forfeiture.
(a)Vesting. Subject to Section 2(b), (c) and (d), the RSUs shall vest and become nonforfeitable in accordance with the vesting schedule set forth in this Agreement.
(b)Forfeiture. Except as otherwise provided in this Section 2, in the event that the Participant ceases to be employed by the Company or an Affiliate or a member of the Board, as applicable (an “Eligible Grantee”) for any reason or no reason, the balance of RSUs that have not vested as of the date of such cessation will be forfeited and the Participant will have no future rights with respect to any such unvested RSUs. The Company shall determine in good faith (including in accordance with Section 409A of the Code) and in the exercise of its discretion whether the Participant has ceased to be an employee and the effective date of the Participant’s termination of such status, and such determinations shall be final, binding and conclusive.
Notwithstanding anything in this Agreement that may be to the contrary, if the Company determines that Participant has violated any provisions set forth in the Restrictive Covenant Agreements, in addition to any and all rights and remedies set forth therein or otherwise available under law or equity, Participant covenants and agrees that: (i) the unvested portion of the RSUs will immediately be cancelled, and Participant shall automatically forfeit any rights Participant may have with respect to such unvested RSUs as of the date of such determination; and (ii) the Company or its Affiliate may also take action at equity or in law to enforce the provisions of the Restrictive Covenant Agreements.
Following application of this provision of the Agreement, Participant will continue to be bound by the obligations, promises and other agreements contained in the Restrictive Covenant Agreements and this Agreement.
(c)Disability or Death. In the event that the Participant’s employment or service to the Company or an Affiliate is terminated as a result of the Participant’s Disability (as defined in Section 22(e)(3) of the Code) or as a result of the Participant’s death, all RSUs that have not vested as of the date of such cessation of service shall immediately vest and become nonforfeitable as of the date of the Participant’s Disability or death; provided, however, if such Disability or death occurs within one year of the grant date of this award, then this award shall continue to vest after the date of such Disability or death in accordance with the schedule described in Section 2(a) above, except that all RSUs that have not vested as of the date of such cessation of service will immediately vest and become nonforfeitable as of the date that is the one-year anniversary of the grant date of this award.
(d)Retirement. In the event that the Participant’s employment or service to the Company or an Affiliate is terminated as a result of the Participant’s retirement (as defined below), to the extent the date of such retirement occurs on or after the first vesting date described in the vesting schedule set forth in this Agreement, the outstanding RSUs shall continue to vest for a period that encompasses (and until) the occurrence of second vesting date following the date of such retirement (the “Extended Vesting Date”). Notwithstanding anything in this Agreement that may be to the contrary, in the event the Participant dies or becomes disabled (as defined above) at a time after the Participant’s retirement but before the Extended Vesting Date, then this RSU shall immediately vest and become nonforfeitable as of the date of the Participant’s death or disability. “Retire” and “retirement” shall mean retirement at or after the attainment of age 60, provided that the Participant has been an employee of the Company or its Affiliate for at least 10 years as of the date of the Participant’s termination date, not including any years during which the Participant was employed by a company that was acquired by or merged with the Company, and provided further that the Participant shall be eligible to retire under the terms of this Agreement if the Participant has provided the Company written notice of such retirement in the form required by the Company at least six months prior to the Participant’s anticipated termination date due to retirement. Notwithstanding anything herein to the contrary, any of the Chief Executive Officer, the Chief Human Resources Officer or the General Counsel of the Company may waive at any time the requirement that the Participant provide at least six-months’ prior written notice of retirement in a form required by the Company to be eligible to retire under the terms of this Agreement, unless the Participant is an officer (within the meaning of Rule 16b-7 under the Exchange Act) of the Company, or otherwise reports directly to the Chief Executive Officer of the Company; only the Board or the Compensation Committee of the Board may grant such a waiver to the Participant if the Participant is an officer of the Company or a direct report of the Chief Executive Officer at the time of such waiver.
3.Restrictions on Transfer.
The Participant may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of by operation of law or otherwise, any RSUs, or any interest therein, except by will or the laws of descent and distribution.
4.Rights as Stockholder.
Neither the Participant, nor any person claiming through the Participant, will have any of the rights or privileges of a stockholder of the Company with respect to the RSUs unless and until Shares have been issued, recorded on the records of the Company or its transfer agent, and delivered to the Participant upon vesting of the RSUs. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to the Shares.
5.Delivery of Shares; Compliance with Securities Laws, Etc.
(a)General. The Company shall, upon (and in no event more than 90 days after) vesting of RSUs hereunder, make prompt delivery of vested Shares to the Participant, or if the Participant has died or become Disabled (as defined in Section 2(c) above), to the person to whom this award is transferred by will or the laws of descent and distribution, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.
(b)Listing, Qualification, Etc. The RSUs shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of Shares subject hereto upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of Shares hereunder, then such issuance shall be deferred until such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect disclosure, or to satisfy such other condition.
6.No Special Employment Rights.

Nothing contained in the Plan, the Plan Prospectus or this Agreement shall be construed or deemed to constitute an employment or service contract or confer or be deemed to confer on the Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or an Affiliate or limit in any way any right of the Company or an Affiliate, as applicable, to terminate the Participant’s employment or service or other relationship at any time, with or without cause.
7.Taxes.
(a)    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant's employer (the "Employer”), the ultimate liability for all income tax (whether foreign, federal, state or local), social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”) is and remains the Participant’s responsibility as it may come due and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Participant further acknowledges that Tax-Related Items may be incurred at different times.
(b)    Withholding. The Participant acknowledges and agrees to make arrangements satisfactory to the Company with respect to any withholding obligation the Company or the Employer (or former employer) may have for Tax-Related Items. Without limitation to the foregoing, the Participant acknowledges and agrees that to satisfy any such withholding obligation for Tax-Related Items, the Company may (i) deduct and retain from the Shares to be distributed upon vesting of RSUs such number of Shares as is equal in value to the Tax-Related Items, (ii) withhold from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withhold from proceeds of the sale of Shares acquired upon vesting and settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (iv) withhold by any other method permitted under the Plan and applicable law.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant's jurisdiction (in which case, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares). If the obligation for Tax-Related Items is satisfied by withholding in Shares, as described in (i) above, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested portion of the RSUs. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)     Section 409A. The RSUs are intended to comply with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A of the Code. The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and the Company and its Affiliates, and each of their respective employees and representatives, shall have no liability to the Participant with respect thereto. Notwithstanding anything to the contrary in this Agreement or the Plan, solely for purposes of amounts payable under this Agreement that are deemed to be “nonqualified deferred compensation” under Section 409A of the Code, (i) if the definition of Change in Control is required to comply with the requirements of Section 409A of the Code in order for the RSUs to comply with Section 409A of the Code, then no transaction otherwise constituting a Change in Control, as defined in the Plan, will be considered a Change in Control for such purposes unless it also qualifies as a “change in control event’ within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i); and (ii) if the Participant is a “specified employee” for purposes of Section 409A of the Code at the time of his or her “separation from service” (within the meaning of Section 409A of the Code), delivery of shares in respect of any RSU that vests and becomes payable upon or in connection with the Participant’s separation from service shall be delayed and will be payable on the day after the first to occur of (a) the day which is six (6) months following the date of such separation from service, and (b) the date of the Participant’s death or Disability (as defined above).
(d)    Tax Consequences. The Participant has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.
8.Data Privacy.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to E*TRADE or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.
The Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.
9.Miscellaneous.
(a)This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(b)Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, subject to the requirements for certain amendments or alterations set forth in the Plan.
(c)This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 hereof.
(d)The right of the Participant to receive Shares pursuant to this award is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this award other than those of an unsecured general creditor of the Company.
(e)The RSUs and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflict of laws principles.
(f)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Exhibit 10.41
Employee Restricted Stock Unit Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

(g)The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.
(h)All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth in this Agreement or at such other address as may be designated in writing by either of the parties to one another.
(i)The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(j)If the Participant works and/or resides outside the United States, the RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions set forth in Exhibit A. Moreover, if the Participant relocates outside of the United States and to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.
(k)The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit A to
Restricted Stock Unit Agreement
IDEXX Laboratories, Inc. 2018 Stock Incentive Plan
This Exhibit A includes special terms and conditions and notifications applicable to the Participant resides and/or works outside the United States and, as applicable, in one of the countries listed below. These terms and conditions and notifications supplement or replace (as indicated) the terms and conditions set forth in the Agreement to which it is attached.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if the Participant transfers employment or residency to another country after the RSUs are granted, the Company, in its discretion, will determine the extent to which the terms and conditions set forth in this Exhibit A will apply to the Participant.
Capitalized terms used but not defined in this Exhibit A shall have the same meanings as in the Agreement and/or the Plan, as applicable.
ALL NON-U.S. LOCATIONS
Nature of Grant.
In accepting the RSUs, the Participant acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Company it is discretionary in nature;
(b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c) all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
(d) the Participant is voluntarily participating in the Plan;
(e) the RSUs and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;
(f) the RSUs and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g) unless otherwise agreed with the Company, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, services the Participant may provide as a director of a Subsidiary or Affiliate;
(h) the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(i) for purposes of the RSUs, the Participant will be considered to have ceased employment as of the date the Participant is no longer actively providing services to the Company or an Affiliate; the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the vesting of the RSUs. Further, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant ceasing to be employed by or provide services to the Company or an Affiliate for any reason whatsoever; and
(j) neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the RSUs or the subsequent sale of any Shares acquired pursuant to the RSUs.
Choice of Venue.
For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maine, agree that such litigation shall be conducted in the courts of Cumberland County, Maine, or the federal courts for the United States for the District of Maine, where this grant is made and/or to be performed.
Language.
The Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of the Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Insider Trading Restrictions/Market Abuse Laws.
The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.
Foreign Asset/Account and Exchange Control Requirements.
Depending on the Participant’s country, the Participant may be subject to foreign asset/account and/or exchange control reporting or other requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any such requirements and that he or she should consult with the Participant’s personal tax and legal advisors, as applicable, on these matters.
Data Privacy (For Jurisdictions in the European Union (“EU”) / European Economic Area (“EEA”), Switzerland and the United Kingdom).
This section replaces Section 8 of the Agreement:
(a) Data Collection and Usage. The Company collects, processes and uses personal data about the Participant, including, but not limited to, the Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates, details of all RSUs or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In order to participate in the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data is based on necessity for the performance of the Plan and pursuant to the Company’s legitimate business interests.
(b) Stock Plan Administration Service Providers. The Company transfers the Participant’s data to E*TRADE Corporate Financial Services, Inc. (including its affiliated companies), an independent service provider based in the United States (“U.S.”), which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for the Participant to receive and trade Shares. The Participant will be asked to agree on separate

Exhibit 10.41
Employee Restricted Stock Unit Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

terms and data processing practices with the service provider(s), which is a condition to the Participant’s ability to participate in the Plan.
(c) International Data Transfers. The Participant’s personal data will be transferred to the U.S. where the Company and its service providers are based. The Company’s legal basis for the transfer of the Participant’s personal data to the U.S. is its use of the standard data protection clauses.
(d) Data Retention. The Company will use the Participant’s personal data only as long as necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Participant’s personal data, which will generally be seven (7) years after the Participant participates in the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
(e) Data Subject Rights. The Participant has a number of rights under data privacy laws in the Participant’s country. Depending on where the Participant is based, his or her rights may include the right to (a) request access or copies of personal data processed by the Company, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) lodge complaints with competent authorities in the Participant’s country, and/or (g) receive a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise such rights please contact the Company’s Data Privacy Officer electronically, by phone, or mail, in strict confidence.
Data Privacy (Non-EU Jurisdictions).
This section supplements Section 8 of the Agreement:
The Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.
Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan.
For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
AUSTRALIA
Securities Law Information. The offer of the RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees.
Nature of Plan. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
AUSTRIA
There are no country-specific provisions.
BELGIUM
There are no country-specific provisions.
BRAZIL
Securities Law Information. The offer of the RSUs and the underlying Shares is not registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM). The Shares may not be offered or sold in Brazil, except under circumstances that do not constitute a public offering or distribution of securities under Brazilian laws and regulations.
Nature of Grant. This provision supplements the Nature of Grant section above:
In accepting the RSUs, the Participant acknowledges that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to the Participant.
Compliance with Law. In accepting the RSUs, the Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting and settlement of the RSUs, the receipt of any dividends, and the sale of Shares acquired under the Plan.
CANADA
Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, provided that the sale of such Shares takes place outside Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).
Delivery of Shares. This provision supplements Section 5 of the Agreement:
As provided herein, the Company shall, upon vesting of RSUs hereunder, make prompt delivery of vested Shares to the Participant, and the discretion to pay Awards in Shares or cash (as provided in Section 9(a) of the Plan) shall not apply to RSUs granted to Participants in Canada.
Nature of Grant. This provision replaces subsection (i) in the Nature of Grant section above:
For purposes of the RSUs, the Participant’s employment will terminate, and the Participant’s right (if any) to earn, seek damages in lieu of, or otherwise be paid any portion of the RSUs pursuant to this Agreement, will be measured by, the date that is the earlier of:
1.the date the Participant’s employment with the Company or any of its Subsidiaries or Affiliates is terminated, whether by the Participant, by the Company or a Subsidiary or Affiliate, or by way of contractual frustration; and
2.the date the Participant receives written notice of termination from the Company or one of its Subsidiaries or Affiliates;
regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law.
For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSUs, if any, will terminate effective upon the expiry of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
Any such determination by the Company for the purposes of this Agreement shall have no effect upon any determination of the rights or obligations of the Participant or the Company (or any Subsidiary or Affiliate, as applicable) for any other purpose.
The following provisions apply for Participants resident in Quebec:

Data Privacy. This provision supplements the Data Privacy provision above:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, the Employer and any other Subsidiary or Affiliate to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company, the Employer and any other Subsidiary or Affiliate to record and keep such information in his or her employee file.
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées en vertu de, ou liés directement ou indirectement à, la présente Convention.
FRANCE
RSUs Not Tax-Qualified. The RSUs are not intended to qualify for specific tax and social security treatment in France.
Language Consent. In accepting the RSUs, the Participant confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
FINLAND
There are no country-specific provisions.
GERMANY
There are no country-specific provisions.
ITALY
Plan Document Acknowledgment. In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Exhibit A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Exhibit A.
The Participant acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: (i) Section 7 - Taxes, (ii) Choice of Venue provision in this Exhibit A and (iii) the Data Privacy provision (For Jurisdictions in the European Union (“EU”) / European Economic Area (“EEA”), Switzerland and the United Kingdom) in this Exhibit A.
JAPAN
There are no country-specific provisions.
KOREA
There are no country-specific provisions.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Securities Law Information. WARNING: The Participant is being offered RSUs which allow the Participant to acquire Shares in accordance with the terms of the Plan and the Agreement. The Shares, if acquired, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before deciding to participate in the Plan.
The Shares are quoted and approved for trading on the NASDAQ Global Select Market in the United States of America. This means that, if the Participant acquires Shares under the Plan, the Participant may be able to sell his or her investment on the NASDAQ Global Select Market if there are interested buyers. The Participant understands that he or she may get less than the Participant’s investment. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://www.idexx.com/corporate/investors-home.html.
PORTUGAL
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua. Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

SINGAPORE
Securities Law Information. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares acquired pursuant to the RSUs in Singapore or any offer of such subsequent sale of Shares in Singapore unless such sale or offer in Singapore is made (a) after six months after the grant date, or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
SOUTH AFRICA
Securities Law Information. Neither the RSUs nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96(1)(g)(ii) of the Companies Act.
Taxes. This provision supplements Section 7 of the Agreement:

By accepting the RSUs, the Participant understands and acknowledges that he or she is required to notify the Employer of the amount of any gain realized upon vesting of the RSUs.
Exchange Control Information. The Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SPAIN
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the RSUs. The Plan, the Agreement and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Nature of Grant. This provision supplements the Nature of Grant section above:
In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed and understands the Plan and agrees to participation in the Plan.
The Participant further understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to employees of the Company or any Subsidiary or Affiliate throughout the world. The decision to grant the RSUs is a limited decision that is entered into upon the express assumption and condition that any RSU grant will not economically or otherwise bind the Company or any Subsidiary or Affiliate on an ongoing basis other than as set forth in this Agreement. Consequently, the Participant understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, the Participant understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the RSUs and the underlying Shares is unknown and unpredictable.
Additionally, the Participant understands that the vesting of the RSUs is conditioned on the Participant’s continued and active rendering of service to the Employer such that, except as specifically provided in Section 2 of the Agreement, if the Participant’s employment terminates for any reason whatsoever, the Participant’s RSUs will cease vesting immediately effective as of the date of termination of his or her employment. This will be the case, for example, even if (a) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (d) the Participant terminates service due to the Company’s or any Subsidiary’s or Affiliate’s unilateral breach of contract; or (e) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon termination of employment for any of the above reasons, the Participant will automatically lose any rights to RSUs granted that were unvested on the date of termination of the Participant’s employment, as described in the Agreement.
Finally, the Participant understands that this grant would not be made to him or her but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs shall be null and void.
SWEDEN
Authorization to Withhold. This provision supplements Section 7 of the Agreement:
Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the RSUs, the Participant authorizes the
Company to deduct and retain from the Shares to be distributed upon vesting of RSUs or to withhold from proceeds of the sale of Shares acquired upon vesting and settlement of the RSUs, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Securities Law Information. Neither this document nor any other materials relating to the RSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Eligible Grantee, or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
Securities Law Information. The offer of participation in the Plan is available only for Eligible Grantees of the Company and its Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
UNITED KINGDOM (“U.K.”)
Taxes. This provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may be recovered from the Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Agreement.